UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event):  June 11, 2010

Commission File No. 001-33399

______________

COMVERGE, INC.
(Exact name of registrant as specified in its charter)

______________

DELAWARE	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5390 Triangle Parkway, Suite 300
Norcross, Georgia 30092
(Address of Principal Executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (678) 392-4954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2010, Comverge, Inc. (the “Company”) entered into a joint venture master agreement with Projects International, Inc. (“Projects International”), to form a strategic alliance arrangement under which the parties will identify and jointly pursue opportunities for demand response, smart grid and energy efficiency projects in the specific countries or country groups identified in the joint venture master agreement (the “Master Agreement”).  Under the terms of the Master Agreement, Projects International will have primary responsibility for identifying and executing such projects in the identified countries or country groups, and Comverge will provide key operations consulting, hardware and software technology, marketing support, trade name and intellectual property licensing as contemplated under the Master Agreement.  The Master Agreement also provides both parties with the exclusive right to work with the other in specified territories assuming certain performance metrics are achieved.  In addition, the parties will each be free to pursue projects in countries outside of the territories. The Master Agreement also contains customary terms and conditions, including non-competition and covenants not to hire employees. The term of the Master Agreement ranges from one to three years based on achieving successful performance in the specified country or country group and may be similarly extended for an additional term.

On June 11, 2010, Comverge and Projects International also entered into a Trademark License Agreement (the “License Agreement”) whereby Comverge will grant to Projects International a non-exclusive, non-assignable, sub-licensable, royalty-free license to use various service marks, trademarks and company names in the territories (as defined in the Master Agreement) solely in connection with the business contemplated under the Master Agreement.

In connection with the execution of the Master Agreement, Comverge and Projects International also entered into a Warrant Agreement (the “Warrant Agreement”).  The disclosure required to be provided herein related to the Warrant Agreement is incorporated by reference to Item 3.02 below.

The descriptions of the Master Agreement, License Agreement and Warrant Agreement contained herein are not complete and are qualified in their entirety by reference to text of the Master Agreement, License Agreement and Warrant Agreement, respectively, copies of which will be included in a subsequent filing.

Item 3.02 Unregistered Sales of Equity Securities.

On June 11, 2010, Comverge also entered into a warrant agreement with Projects International pursuant to which up to 1,200,000 shares of Comverge common stock, par value $0.001 per share, may be purchased by Projects International, or its designated affiliate, for $16.24 per share upon the attainment of defined performance metrics in the Warrant Agreement.  The Warrant Agreement provides that warrants will be earned if Projects International is successful during the first three years of the Master Agreement in securing a qualifying contract resulting in a minimum of 100 Megawatts of delivered load reduction over the term of the contract, and in increments of 120,000 shares for every 100 Megawatts of delivered load reduction contracts, in the aggregate, above the minimum performance metric, up to a maximum of 1000 Megawatts.  All warrants earned will be fully vested when issued.

The issuance of the warrants are exempt from registration under the Securities Act of 1933, as amended,  pursuant to Section 4(2) of such Act as a transaction not involving any public offering and/or Regulation D of such Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By:          /s/ Michael Picchi
Name:    Michael Picchi
Title:      Executive Vice President and
Chief Financial Officer

Dated: June 16, 2010